EXHIBIT 33.1

REPORT ON ASSESSMENT OF COMPLIANCE WITH SERVICING CRITERIA
FOR ASSET-BACKED SECURITIES

AEP Texas Central Company (the "Servicer"), as a party participating in the servicing function under Item 1122 of Regulation AB, hereby reports on its assessment of compliance with the servicing criteria specified in paragraph (d) of Item 1122 of Regulation AB, as follows:

(1) The Servicer is responsible for assessing compliance with the servicing criteria applicable to it. The servicing criteria specified in the following paragraphs of paragraph (d) of Item 1122 of Regulation AB are not applicable to the Servicer based on the activities it performs with respect to asset-backed securities transactions taken as a whole involving the Servicer and that are backed by the same asset type backing the Senior Secured Transition Bonds, Series A: (1)(ii) (outsourcing), (1)(iii) (back-up servicing), (1)(iv) (fidelity bond), (2)(vi) (unissued checks), (4)(iii) (additions, removals or substitutions), (4)(v) (records regarding pool assets), (4)(ix) (adjustments to interest rates), (4)(xi) (payments on behalf of obligors), (4)(xii) (late payment penalties), (4)(xiii) (obligor disbursements), and (4)(xv) (external credit enhancement);

(2) The Servicer used the criteria in paragraph (d) of Item 1122 of Regulation AB to assess compliance with the applicable servicing criteria;

(3) The Servicer has determined that it is in compliance with the applicable servicing criteria as of December 31, 2006 and for the period October 11, 2006 (commencement of servicing activities) through December 31, 2006, which is the period covered by this report on Form 10-K; and

(4) Deloitte & Touche LLP, a registered public accounting firm, has issued an attestation report on the Servicer's assessment of compliance with the applicable servicing criteria as of December 31, 2006 and for the period October 11, 2006 through December 31, 2006, which is the period covered by this report on Form 10 K.

Date: March 30, 2007

AEP TEXAS CENTRAL COMPANY,
as Servicer

/s/ Stephan T. Haynes
Name: Stephan T. Haynes
Title: Assistant Treasurer, AEP Texas Central Company, as Servicer